UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 13, 2003

Date of Report (Date of earliest event reported)

U.S.I. Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50041 (Commission file number)	13-3771733 (I.R.S. Employer Identification No.)

50 California Street, 24th Floor

San Francisco, California 94111

(Address of principal executive offices)

(415) 983-0100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description

99.1	U.S.I. Holdings Corporation (the “Company”) visual presentation titled “USI Takes Flight”, presented at the Merrill Lynch Insurance Conference on February 13, 2003.

Item 9. Regulation FD Disclosure.

Participation in the Merrill Lynch Insurance Investors’ Conference.

As announced in the Company’s February 10, 2003 press release, the Company participated in the Merrill Lynch Insurance Investors’ Conference on February 13, 2003. David L. Eslick, Chairman, President and Chief Executive Officer of the Company gave a presentation at the conference entitled “USI Takes Flight”. Exhibit 99.1 hereto includes the visual portion of the presentation. The audio presentation is available at http://www.twst.com/econf/mm/merrill9/usih.html. and will be accessible through Thursday, February 27, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2003

U.S.I. HOLDINGS CORPORATION

By:	/s/ ERNEST J. NEWBORN, II
Name: Ernest J. Newborn, II Title: Senior Vice President, General Counsel and Secretary